Exhibit 23.1


                      [INDEPENDENT AUDITORS' CONSENT]

The Board of Directors
Carolina First Corporation

We consent to the use of our report dated January 21, 1997 included in Carolina First Corporation's Form 10-K for the year ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus for the acquisition of First Southeast Financial Corporation.

                                                   /s/ KPMG Peat Marwick, LLP
Greenville, South Carolina                         KPMG Peat Marwick, LLP
September 5, 1997